                                                                      Exhibit 20



                          KEY AUTO FINANCE TRUST 1999-1
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:   May 1, 1999 to May 31, 1999
Distribution Date:   June 15, 1999

Statement for Class A, Class B and Class C Noteholders and Certificateholders                              Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                               Class A/B/C Note Amount
                                                                                                           or Certificate Amount
                                                                                                      ------------------------------
(i)  Principal Distribution
          Class A-1 Note  Amount                                                      15,222,566.22              140.9496872
          Class A-2 Note  Amount                                                               0.00                0.0000000
          Class A-3 Note  Amount                                                               0.00                0.0000000
          Class A-4 Note  Amount                                                               0.00                0.0000000
          Class B  Note  Amount                                                                0.00                0.0000000
          Class C  Note  Amount                                                                0.00                0.0000000
          Certificates  Amount                                                                 0.00                0.0000000

(ii)  Interest Distribution
          Class A-1 Note  Amount                                                         288,654.27                3.9955556
          Class A-2 Note  Amount                                                         636,304.63                4.2476944
          Class A-3 Note  Amount                                                         451,807.50                4.6916667
          Class A-4 Note  Amount                                                         683,567.50                4.8583333
          Class B  Note  Amount                                                          193,515.00                5.0000000
          Class C  Note  Amount                                                          160,686.50                5.9000000
          Certificates  Amount                                                            98,758.03                7.8166667

(iii)    Total Pool Balance of Notes and Certificates (end of Collection Period)     522,393,560.94

(iv)   Class A-1 Notes Balance (end of Collection Period)                             57,021,270.94
       Class A-1 Pool Factor (end of Collection Period)                                                            0.5279747
       Class A-2 Notes Balance (end of Collection Period)                            149,800,000.00
       Class A-2 Pool Factor (end of Collection Period)                                                            1.0000000
       Class A-3 Notes Balance (end of Collection Period)                             96,300,000.00
       Class A-3 Pool Factor (end of Collection Period)                                                            1.0000000
       Class A-4 Notes Balance (end of Collection Period)                            140,700,000.00
       Class A-4 Pool Factor (end of Collection Period)                                                            1.0000000
       Class B Notes Balance (end of Collection Period)                               38,703,000.00
       Class B Pool Factor (end of Collection Period)                                                              1.0000000
       Class C Notes Balance (end of Collection Period)                               27,235,000.00
       Class C Pool Factor (end of Collection Period)                                                              1.0000000
       Certificates Balance (end of Collection Period)                                12,634,290.00
       Certificates Pool Factor (end of Collection Period)                                                         1.0000000

(v)  Basic Servicing Fee                                                                 437,786.68                0.7883443

(vi)   Aggregate Realized Losses                                                         571,619.06
        Aggregate Net Losses                                                             365,687.75
        Cummulative Net Losses for all periods                                           511,811.58

(vii)   Reserve Account Balance after Giving Effect to Payments                       15,358,433.72
       Made on Distribution Date
        Specified Reserve Account Balance after Giving Effect to Payments             15,358,433.72
       Made on Distribution Date
        Distribution to Seller from Reserve Account                                            0.00
        Draws on Reserve Account                                                              (0.00)
        Deposits to Reserve Account                                                            0.00

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                          KEY AUTO FINANCE TRUST 1999-1
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:   May 1, 1999 to May 31, 1999
Distribution Date:   June 15, 1999

Statement for Class A, Class B and Class C Noteholders and Certificateholders                              Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                               Class A/B/C Note Amount
                                                                                                           or Certificate Amount
                                                                                                      ------------------------------
(viii)  Class A-1 Notes Interest Carryover Shortfall                                           0.00                0.0000000
         Class A-2 Notes Interest Carryover Shortfall                                          0.00                0.0000000
         Class A-3 Notes Interest Carryover Shortfall                                         (0.00)               0.0000000
         Class A-4 Notes Interest Carryover Shortfall                                          0.00                0.0000000
         Class B Notes Interest Carryover Shortfall                                            0.00                0.0000000
         Class C Notes Interest Carryover Shortfall                                            0.00                0.0000000
         Certificates Interest Carryover Shortfall                                             0.00                0.0000000
         Class A-1 Notes Principal Carryover Shortfall                                         0.00                0.0000000
         Class A-2 Notes Principal Carryover Shortfall                                         0.00                0.0000000
         Class A-3 Notes Principal Carryover Shortfall                                         0.00                0.0000000
         Class A-4 Notes Principal Carryover Shortfall                                         0.00                0.0000000
         Class B Notes Principal Carryover Shortfall                                           0.00                0.0000000
         Class C Notes Principal Carryover Shortfall                                           0.00                0.0000000
         Certificates Principal Carryover Shortfall                                            0.00                0.0000000

(ix)  Additional Principal Distributable Amount                                        1,826,338.62

(x)    Aggregate Purchase Amount of Receivables Repurchased by the                             0.00
       Seller or purchased by Servicer

(xi)  Delinquent Contracts
                                                                                           Number                Balance
                                                                             -------------------------------------------------------
           30-59 Days                                                                           466             7,323,755.82
           60-89 Days                                                                            97             1,487,773.99
           90 Days or More                                                                       40               686,630.04
           Financed Vehicles Repossessed but not yet charged off                                 54               663,141.52
ADDITIONAL INFORMATION REQUESTED BY BLOOMBERG:
----------------------------------------------
Weighted Average Coupon of Remaining Portfolio (WAC)                                      0.1141020
Weighted Average Remaining Term of Remaining Portfolio                                   57.5146829

Net Loss Ratio as of Each Collection Period
     (i)   Second Preceding Collection Period                                             0.0001255
     (ii)   Preceding Collection Period                                                   0.0023416
     (iii)  Current Collection Period                                                     0.0042473
     (iv) Three Month Average                                                             0.0022382

Ending Portfolio Balance                                                             511,947,790.77

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